UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2004

E-CENTIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31559	52-1988332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6901 Rockledge Drive, 6th Floor, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (240) 333-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On September 27, 2004, the board of directors of E-centives, Inc. (the “Company”) engaged BDO Seidman LLP (“BDO Seidman”) as the Company’s independent auditors. BDO Seidman has not audited the Company’s financial statements in the two most recent fiscal years or any interim period. Prior to engaging BDO Seidman, the Company did not consult with BDO Seidman regarding any accounting, auditing or financial reporting matters, including, but not limited to (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement”, as that term is described in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended, and the related instructions to Item 304 of Regulation S-K, or a “reportable event”, as the term is described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-CENTIVES, INC.

By:	/s/ Tracy Slavin
Tracy Slavin Chief Financial Officer

Date: October 1, 2004